UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 19, 2017 (May 15, 2017)

EZTD INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51255	98-0374121
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Yehezkel Koifman Street, Tel-Aviv

68012, Israel

(Address of Principal Executive Offices)

+972-73-705-8000

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2017, Mr. Shimon Citron tendered his resignation as a Director and Chief Executive Officer of EZTD Inc. (the “Company”), and all positions with the Company’s subsidiaries, effective immediately. Mr. Citron’s resignation was a result of a disagreement with the Company. Written correspondence from Mr. Citron to the registrant concerning the circumstances surrounding his resignation is attached as Exhibit 17.1 to this Current Report on Form 8-K. The Company rejects all of the allegations in Mr. Citron’s written correspondence.

The Company provided Mr. Citron with a copy of this Form 8-K and requested that he furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not he agrees with the above statements.

Pursuant to Article III of the Company’s bylaws, due to Mr. Citron’s resignation, the entire Board of Directors is now deemed vacant and the Company is required to fill such vacancies within 45 days. The Company anticipates it will call a special meeting of its stockholders to fill these vacancies.

Pursuant to the bylaws, nominations may be made only by any stockholder owning not less than 20% of the issued and outstanding capital stock of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

17.1       Resignation letter of Shimon Citron, dated May 15, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 19, 2017	EZTD INC.

	By:	/s/ Gustavo Perrotta
Name: Gustavo Perrotta Title: Chairman of the Board of Directors